NEWS RELEASE
TSX: SCY
June 15, 2017
NR 17-5
www.scandiummining.com

SCANDIUM INTERNATIONAL CONSOLIDATES 100% OWNERSHIP OF
NYNGAN SCANDIUM PROJECT; SCANDIUM INVESTMENTS LLC TO
BECOME LARGEST SHAREHOLDER

Reno, Nevada, June 15, 2017 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce that it has signed a Memorandum of Understanding and reached agreement with Scandium Investments LLC (“SIL”), to acquire SIL’s 20% ownership of EMC Metals Australia Pty Ltd, (“EMC-A”). The transaction will increase the Company’s ownership of EMC-A from 80% to 100%. EMC-A holds both the Nyngan and Honeybugle scandium projects located in New South Wales, Australia. The Company will issue 57,371,565 shares of the Company to acquire SIL’s shares of EMC-A, representing 20% of the issued shares of the Company on a post-transaction basis. The transaction is considered non-dilutive to existing SCY shareholders.

In connection with the acquisition, the Company has granted SIL the right to nominate two directors to the board of directors of the Company.

HIGHLIGHTS:

  Transaction consolidates SCY ownership in Nyngan/Honeybugle Projects to 100%,
  Will accelerate development of Nyngan Scandium Project through better alignment,
  Transaction considered non-dilutive to existing SCY shareholders,
  SIL becomes largest Company shareholder, and
  SIL to nominate two directors to the Company’s board of directors.

The share exchange transaction was contemplated and outlined in the Loan and Option Agreement, entered into between SCY and SIL in June 2014. Under the terms of that agreement, SIL retained the right to sell its 20% interest in EMC-A to the Company in exchange for shares of the Company, once the Nyngan Mining Lease was received.

The establishment of 100% scandium project ownership by SCY’s common shareholders holds significant advantage for the development of the Nyngan Scandium Project. SIL and SCY agreed that consolidating 100% ownership of Nyngan and Honeybugle within SCY would potentially allow for a wider array of project financing structures, to better optimize the cost of capital for the Nyngan Scandium Project.

The principals of SIL hold a broad range of international capital markets skills and experience including Peter Evensen, the retired CEO of Teekay Corporation; Chris Evensen, the retired co-founder of Canyon Capital Advisors, a multi-billion dollar multi-asset hedge fund; and a professional investor in the global metals & mining industry across both equity and credit asset classes.

By joining the SCY Board, Peter and Chris Evensen can contribute their funding expertise more directly and effectively to the entire project, fully aligning the parties, benefiting the development program, and in turn benefiting all SCY shareholders.

This transaction also provides for a pay-out of a 20% portion of a 0.7% revenue-based royalty on Nyngan/Honeybugle that was entered into by SCY in 2015. This royalty was excluded from SIL’s share in the project interests, at the time, and so requires a true-up of value as part of this transaction. The true-up value is US$420,000, and will be paid to SIL with additional SCY common shares.

Closing of the acquisition of the EMC-A shares and payment of the consideration as described above is subject to both Toronto Stock Exchange and shareholder approval. The transaction is also subject to execution of final documentation. The Company will immediately call a special meeting to be held as soon as practical, to seek the approval of shareholders to the transactions described above.

George Putnam, CEO of Scandium International Mining Corp. commented:

“The relationship originally formed between SCY and SIL in 2014 enabled the Company to secure the Nyngan Scandium Project for our shareholders--a project that has become our flagship project, on track to be the world’s first primary scandium mine. The conversion of SIL’s ownership interests to that of general shareholders in SCY, with an important presence on our Board, completes the architecture we envisioned three years ago. The transaction fully aligns both the capital markets capabilities and the investment expectations of the SIL principals with the interests of all our shareholders, just when those capabilities are most required to develop the Nyngan Project.”

Peter Evensen, Principal at Scandium Investments LLC commented:

“When SIL made its investment almost three years ago, we believed in both the potential of scandium to improve aluminum alloys by making them lighter, stronger and weldable, and the SCY management team. Fast forward to today: we see the aluminum industry and its end-users becoming more excited about the benefits of scandium aluminum alloys; and the achievement of a Mining License in only 34 months demonstrates the capabilities of SCY’s management team. We now look forward to joining the team and doing our part to help SCY achieve the next milestones of gaining sufficient offtake agreements and raising sufficient financing to commence construction of the Nyngan project and put it into production.“

QUALIFIED PERSONS AND NI 43-101 TECHNICAL REPORT

Willem Duyvesteyn, MSc, AIME, CIM, a Director and CTO of the Company, is a qualified person for the purposes of NI 43-101 and has reviewed and approved the technical content of this press release on behalf of the Company.

ABOUT SCANDIUM INTERNATIONAL MINING CORP.

The Company is focused on developing its Nyngan Scandium Project, located in NSW, Australia, into the world’s first scandium-only producing mine. The project has received all key approvals, including a mining lease, necessary to proceed with project construction.

The Company filed a NI 43-101 technical report in May 2016, titled “Feasibility Study – Nyngan Scandium Project”. That feasibility study delivered an expanded scandium resource, a first reserve figure, and an estimated 33.1% IRR on the project, supported by extensive metallurgical test work and an independent, 10-year global marketing outlook for scandium demand.

For inquiries to Scandium International Mining Corp, please contact:

George Putnam, President and CEO
Tel: 925-208-1775
Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to statements regarding any future development of the project. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to uncertainty in the demand for Scandium and pricing assumptions; uncertainties related to raising sufficient financing to fund the project in a timely manner and on acceptable terms; changes in planned work resulting from logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the estimation of Scandium reserves and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.